                                                                   EXHIBIT 99.2


                    OFFER BY UNION OIL COMPANY OF CALIFORNIA
                                  TO EXCHANGE
                       0.6527 OF A SHARE OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                               UNOCAL CORPORATION
                                      FOR
                     EACH OUTSTANDING SHARE OF COMMON STOCK

                                       OF

                              PURE RESOURCES, INC.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT NEW YORK CITY
       TIME, ON WEDNESDAY, OCTOBER 2, 2002, UNLESS THE OFFER IS EXTENDED.

                                                               September 5, 2002

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed by Union Oil Company of California, a California corporation (the "Offeror"), and a subsidiary of Unocal Corporation, a Delaware corporation ("Unocal"), to act as Dealer Manager in connection with the Offeror's offer to exchange each outstanding share of Common Stock, par value $0.01 per share (collectively, the "Shares"), of Pure Resources, Inc., a Delaware corporation ("Pure"), for 0.6527 of a Share of Common Stock, par value $1.00 per share, of Unocal (together with the associated preferred share purchase rights, the "Unocal Shares") and cash in lieu of fractional shares, upon the terms and subject to the conditions set forth in the Unocal Prospectus, dated September 4, 2002 (the "Prospectus"), receipt of which is hereby acknowledged, and in the related Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the "Offer").

     Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

     The Offer is conditioned upon a sufficient number of Shares being validly tendered and not properly withdrawn prior to the expiration of the Offer such that, giving effect to the Offer, Offeror owns at least 90% of the total number of outstanding Shares. The Offer is also subject to other terms and conditions described in the Prospectus.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1.  The Prospectus, dated September 4, 2002.

          2. The Letter of Transmittal for your use to tender Shares and for the information of your clients. Manually signed copies of the Letter of Transmittal may be used to tender Shares.

          3. A printed form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

          4. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9.

          5. A return envelope addressed to Mellon Investor Services LLC (the "Exchange Agent and Depositary").

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 2, 2002, UNLESS THE OFFER IS EXTENDED.

     In order to accept the Offer, a duly executed and properly completed Letter of Transmittal and any required signature guarantees, or an "agent's message" (as defined in the Prospectus) in connection with a book-entry delivery of Shares, and any other required documents should be sent to the Exchange Agent and Depositary and either Share Certificates representing the tendered Shares should be delivered to the Exchange Agent and Depositary, or Shares should be tendered by book-entry transfer into the Exchange Agent and Depositary's account maintained at one of the Book Entry Transfer Facilities (as described in the Prospectus), all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus. TENDERS BY NOTICE OF GUARANTEED DELIVERY WILL NOT BE ACCEPTED.

     The Offeror will not pay any commissions or fees to any broker, dealer or other person, other than the Dealer Manager, for soliciting tenders of Shares pursuant to the Offer. The Offeror will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed material may be obtained from, the Dealer Manager at the address and telephone number set forth on the back cover of the Prospectus.

                                        Very truly yours,

                                        MERRILL LYNCH & CO.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF UNOCAL, THE OFFEROR, PURE, THE DEALER MANAGER, OR THE EXCHANGE AGENT AND DEPOSITARY, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.